EXHIBIT 5(a)

       [ANDERSON, BYRD, RICHESON & FLAHERTY LETTERHEAD]

The Empire District Electric Company
602 Joplin Street
Joplin, Missouri  64801

Ladies and Gentlemen:

          We are acting as counsel for The Empire District Electric Company, a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), of up to $80,000,000 principal amount of shares of the Company's Common Stock, par value $1.00 (the "New Common Stock"), and the related Preference Stock Purchase Rights (the "Rights") and/or shares of the Company's ____% Cumulative Preferred Stock, par value $10.00 (the "New Preferred Stock"), and/or one or more series of the Company's ___% First Mortgage Bonds due _______.

          We advise you that in our opinion:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

          2. When (i) the Registration Statement has become effective under the Act, (ii) the Board of Directors of the Company has adopted the appropriate resolutions, (iii) a Certificate of Designation with respect to the New Preferred Stock, in the form to be filed as an exhibit to the Registration Statement is filed and recorded in accordance with the Kansas General Corporation Code and (iv) the State Corporation Commission of the State of Kansas has issued its order authorizing the issuance and sale of the New Common Stock and/or the New Preferred Stock, the New Common Stock and/or the New Preferred Stock will have been duly authorized, legally issued, fully paid and non-assessable.
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          3.   The issuance of the Rights has been validly
authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, dated July 26, 1990 between the Company and Chemical Bank, as Rights Agent, will be validly issued.

          We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement. We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof.

                                   Very truly yours,

                                   James G. Flaherty
                                 ----------------------
                                   James G. Flaherty